UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Icon
Foothill Ranch, California  92610
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(949) 951-0991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Pursuant to the Agreement and Plan of Merger, dated as of June 20, 2007, by and among Oakley, Inc., a Washington corporation (“Oakley”), Luxottica Group S.p.A., an Italian corporation (“Luxottica”) and Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Luxottica (“Merger Sub”) (the “Merger Agreement”), Oakley filed the required notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) on July 25, 2007.  On August 24, 2007, Luxottica and Oakley issued a joint press release announcing that the U.S. Federal Trade Commission has granted early termination of the waiting period under the HSR Act.  Completion of this HSR review was one of the conditions to the closing of the Merger Agreement.  The Merger Agreement continues to be subject to other conditions, including obtaining certain antitrust and competition law clearances outside of the United States as well as the required approval of the transaction by Oakley’s shareholders at a special meeting to be called and held for such purpose.

A copy of the joint press release issued by Luxottica and Oakley announcing the early termination of the waiting period under the HSR Act is filed as an exhibit hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger transaction with Luxottica, Oakley will file with the Securities and Exchange Commission (the “SEC”), and will furnish to its shareholders, a proxy statement to be used to solicit shareholder approval of the proposed merger transaction.  INVESTORS AND SECURITY HOLDERS OF OAKLEY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OAKLEY, LUXOTTICA AND THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS.  Investors can obtain a free copy of the proxy statement, as well as other filings containing information about Oakley with the SEC at the SEC’s website at www.sec.gov.  Copies of the proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to Oakley, Inc., One Icon, Foothill Ranch, California 92610, Attention:  Corporate Secretary.

Oakley and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of Oakley participants in the solicitation, which may be different than those of Oakley shareholders generally, is set forth in Oakley proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations page on Oakley's corporate website at www.oakley.com.  Information on Oakley’s Internet website does not constitute a part of this Current Report on Form 8-K.

Forward-Looking Statements

Certain statements in this Current Report may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those that are anticipated.  Such risks and uncertainties include, but are not limited to, the risk that the merger will not be completed, the ability to successfully introduce and market new products, the ability to maintain an efficient distribution network, the ability to predict future economic conditions and changes in consumer preferences, the ability to achieve and manage growth, the ability to negotiate and maintain favorable license arrangements, the availability of correction alternatives to prescription eyeglasses, fluctuations in exchange rates, the ability to effectively integrate recently acquired businesses, as well as other political, economic and technological factors and other risks referred to in Oakley's filings with the SEC.  These forward-looking statements are made as of the date hereof and, under U.S. securities regulation, Oakley assumes no obligation to update them.

Such risks and uncertainties also include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted related to the merger agreement; the inability to complete the merger due to the failure to obtain Oakley shareholder approval for the merger or the failure to satisfy other conditions to complete the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1         Joint Press Release of Luxottica Group S.p.A. and Oakley, Inc., dated August 24, 2007.

LUXOTTICA GROUP ANNOUNCES EARLY TERMINATION OF
U.S. ANTITRUST WAITING PERIOD FOR OAKLEY ACQUISITION

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   OAKLEY, INC.

Date: August 24, 2007                                                                By: /s/   Richard Shields
 Name: Richard Shields
 Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Luxottica Group S.p.A. and Oakley, Inc., dated August 24, 2007. LUXOTTICA GROUP ANNOUNCES EARLY TERMINATION OF U.S. ANTITRUST WAITING PERIOD FOR OAKLEY ACQUISITION